Exhibit 10.1

LEASE AGREEMENT

Between

DS MONTVALE, LLC.

as Landlord,

and

ALTEON, INC.

as Tenant.

221 West Grand Avenue
Montvale New Jersey

LEASE AGREEMENT (the "Lease") dated as of the 19th day of January between DS Montvale, LLC. a New Jersey Limited Liability Company which maintains its principal place of business at 485 Boulevard, Elmwood Park, NJ (hereinafter referred to as "Landlord"), and Alteon, Inc., a Delaware corporation, which maintains its principal place of business at 6 Campus Drive, Parsippany, NJ 07054 (hereinafter referred to as "Tenant").

WITNESSETH:

Landlord and Tenant hereby covenant and agree as follows:

Basic Lease Provisions.

The following basic terms of the Lease (hereinafter referred to as the "Basic Lease Provisions") between Landlord and Tenant are an integral part of and are incorporated by reference into the within Lease:

A. The "Building":	221 W. Grand Ave., Montvale, NJ 07645, situated on a tract of land containing approximately -5 acres. The foregoing land and Building are sometimes referred to herein as the "Real Property".
B. The "Premises":	(1) As shown on Exhibit A attached to the Lease, and referred to as follows: (2) Rentable square footage: 4,162 square feet on the 2nd Floor of the Building, Suite # 200
C. The "Term":	The Term of this Lease shall be 3 years, beginning on the date Landlord delivers possession of the Premises to the Tenant vacant, broom clean and with the Landlord Work substantially complete – which is estimated to be approx. 4 weeks after the issuance of the building permit necessary for the commencement of "Landlord's Work."(the "Commencement Date") and ending on the expiration of the 36th month thereafter (the "Expiration Date").
D. The "Basic Rent" and electricity charge:	(1) "Basic Rent": Lease Year / Annual Amount / Monthly Amount 1, 2, & 3 / $91,564.00 / $7,630.33 (2) Electricity charge: Annual amount / Monthly Amount $6,243.00 / $520.25
E. The "Tenant's Proportionate Share":	15.8%, equivalent to a fraction, the numerator of which is the rentable area of the Premises and the denomintaor of which is the total rentable are of the Building.
F. The "Security Deposit":	$15,260.66
G. Broker(s):	Lee & Klatskin Assoc. and Cushman & Wakefield of New Jersey, whose compensation shall be paid by Landlord pursuant to separate agreement.
H. Addresses for Notices and for payments:	(1) Landlord: c/o Tiger Schulmann's, 485 Boulevard, Elmwood Park, NJ 07407
	(2) Tenant: addressed to Tenant at the Building
	(3) Make checks payable to: DS MONTVALE, LLC.

	Mail payments to: Landlord's Address as indicated above
I. The "Base Tax Year":	2007
J. The "Base Operating Year":	2007
K. Tenant's Required Insurance:	a. Workmen's Compensation: statutory. b. Employer's Liability: Not less than $100,000 c. Broad Form Comprehensive General Liability Insurance with limits of not less than $2,000,000.00 general aggregate, and $1,000,000 per occurrence, for both bodily injury and liability, including contractual, Broad Form Property Damage, Personal Injury, Completed Operations, Products Liability, and Fire Damage.
L. The "Permitted Use":	Executive and administrative office use only.
M. Option to Extend:	
	a. Provided there is no Default either at the time of the delivery by Tenant of the exercise notice described herein or on the Expiration Date, Tenant shall have the right to extend the Term for two additional periods of three years each (the "Extension Term" {for purposes of this Lease, the "Term" shall include the "Extension Term"}); each Extension Term commencing on the day after the Expiration Date and continuing until the expiration of the 36th month thereafter (which, upon the commencement of the Extension Term, shall thereafter be the "Expiration Date"). Such right shall be exercised only by notice of exercise given to Landlord not later than nine months prior to the Expiration Date, as to which date time shall be of the essence.
	b. All of the terms, covenants and conditions of this Lease shall govern during the Extension Term except that: (i) the Basic Rent shall be the fair market rental value of the Premises on, and as improved on the date of Tenant's exercise notice, for a term equal to the Extension Term; (ii) the applicable Base Tax Year and Base Operating Year for real estate tax and operating expense escalations payable pursuant to Paragraph XXVI hereof shall be the calendar year in which the exercise notice is given to Landlord; and (iii) Tenant shall have no further right to extend the Term.
	c. The following procedure shall govern the determination of such fair market rental value (hereinafter, the "Rental Value"):
	(i) Landlord shall notify Tenant, on or before 15 days after the date of Tenant's exercise notice, of its determination as to what the Rental Value is. If Tenant disagrees with Landlord's determination, Tenant shall notify Landlord of such disagreement on or before 15 days after receipt of Landlord's determination, time being of the essence. If Tenant fails to timely notify Landlord of a disagreement, the Rental Value as determined by Landlord shall be the Rental Value for the Extension Term. If

	Tenant does timely notify Landlord of a disagreement, each of Landlord and Tenant shall, by not later than 15 days after Tenant's notice, designate an impartial real estate appraiser who is either (1) a member of the American Institute of Real Estate Appraisers (or a successor {or if no successor organization exists, an equivalent} organization) and who has at least 10 years' experience in appraising office properties in Northern New Jersey or (2) a licensed real estate broker who has at least 10 years' experience in leasing office properties in Northern New Jersey, and shall notify the other party of its designation. Such appraisers shall be instructed to determine and advise of the Rental Value by not later than 30 days thereafter. If only one party timely designates and notifies the other party of an appraiser, or if only one appraiser so determines and advises by such date, that appraiser shall unilaterally determine Rental Value.
	(ii) If the higher of the two determinations is not more than 10% greater than the lower of the two determinations, the Rental Value shall be deemed to be the average of the two determinations. If the difference is greater than 10% of the lower determination, the two appraisers shall designate a third, similarly qualified appraiser within 10 days, and the opinion of such third appraiser, which shall be delivered to the parties not later than 30 days thereafter, shall govern. If such two appraisers are unable to agree upon the selection of a third appraiser, such third appraiser shall be appointed on the *ex parte* motion of either party by the Bergen County Assignment Judge of the New Jersey Superior Court.
	d. Each party shall bear the costs and fees attributable to its designated appraiser and shall share equally the costs and fees, if any, of the third appraiser (if required). e. If, for any reason, the Rental Value for the Extension Term has not been determined by the beginning of the Extension Term, Tenant shall continue to pay Basic Rent in the annual amount paid in the last Lease Year prior to the Extension Term until such time as the Rental Value is determined. Upon such determination, if the Rental Value is determined to be greater than the amount of Basic Rent paid in the last Lease Year prior to the Extension Term, Tenant shall pay to Landlord, within thirty (30) days of such determination, the amount of any shortfall in Basic Rent which has accrued since the beginning of the Extension Term, and shall immediately thereafter and throughout the Extension Term make monthly payments of Basic Rent in the amount so determined. Upon such determination, if the Rental Value is determined to be less than the amount of Basic Rent paid in the last Lease Yeear priot to the Extension Ter,. Tenant shall receive a credit against the next installment(s) of Basic Rent due in the amount of any overpayment in Basic Rent which has been paid since the beginning of the Extension Term, and shall immediately thereafter and throughout the Extension Term make monthly payments of Basic Rent in the amount so determined.

1. **Demised Premises.**

1.1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the Term and upon the terms, conditions, covenants and agreements hereinafter provided, the Premises. The Premises consists of space which is bounded by the proposed or existing demising walls therefor, the approximate locations of such demising walls and space being marked in color or crosshatched and shown on the diagram(s) of the floor plan for each relevant floor, such diagram being attached to this Lease as Exhibit A and made a part hereof. The Premises is to be known and called by the Suite Number or Numbers specified in Item B of the Basic Lease Provisions. The number of rentable square feet of which the Premises shall be deemed to consist, as agreed to by the parties, is specified in Item B of the Basic Lease Provisions (the "Rentable Area"). The lease of the Premises includes the right, together with the Landlord, other tenants of the Building, and their respective assignees, subtenants, principals, employees, agents, contractors, guests, invitees and others claiming by, through, or under that person or entity (collectively, "Occupants"), and members of the public, to use the common public areas of the Building for their intended purposes, but includes no other rights not specifically set forth herein.

1.2. Landlord shall finish the Premises as set forth in Exhibit B attached hereto and made a part hereof ("Landlord Work"). Landlord shall, at its sole cost and expense, promptly obtain all required permits, approvals and certificates required by all governmental authorities having jurisdiction over the Premises with respect to the Landlord Work, and upon completion of the Landlord Work, shall furnish Tenant with certificates of final approval thereof. The Landlord Work shall be performed with new materials in a good workmanlike manner in compliance with all applicable laws and regulations at the sole cost and expense of Landlord. It is understood and agreed that Landlord will not make and is under no obligation to make, any alterations, decorations, additions or improvements in or to the Building or Premises, structural or otherwise, except as set forth in Exhibit B. Landlord agrees to deliver possession of the Premises to Tenant and Tenant agrees to accept the same from Landlord upon substantial completion of the Landlord Work, vacant and broom clean. Landlord has made no representation or promises with respect to the Premises or the Real Property except as expressly contained herein. Landlord represents and covenants that on the Commencement Date (a) all Building Systems shall be in good working order and (b) the Premises shall be free of all hazardous substances.

1.3. For purposes of this Lease "substantial completion" or "substantially complete" shall mean that the work which Landlord is expressly obligated to perform pursuant to Exhibit B shall have reached that stage of completion such that Tenant could reasonably use and occupy the Premises without substantial interference by reason of those items still remaining to be completed.

2. **Term.**

2.1. The Premises are leased for the period of years and months as specified in Item C of the Basic Lease Provisions to commence at 12:01 A.M. on the Commencement Date and to end at 11:59 P.M. on the Expiration Date unless the Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. "Lease Year", if the Commencement date is the first day of a calendar month, shall mean a period of twelve calendar months commencing on the Commencement Date and each consecutive 12-month period thereafter, all or any part of which period occurs during the Term. If the Commencement Date is other than the first day of a calendar month, "Lease Year shall mean a period of twelve calendar months commencing on the first day of the first calendar month following the Commencement Date, provided, however, the first Lease Year shall be deemed to include the period between the Commencement Date and the first day of the first calendar month thereafter ("Fractional Month").

2.2. Notwithstanding anything in Paragraph 2.1 to the contrary, if, on the Commencement Date, the Premises are not substantially complete or if Landlord otherwise cannot deliver the Premises by the Commencement Date to Tenant, this Lease shall nevertheless continue in full force and effect and, except as otherwise provided herein, Tenant shall have no right to rescind, cancel or terminate this Lease nor shall Landlord be liable for damages, if any, sustained by Tenant by reason of inability to obtain possession thereof on such date. In such event, Landlord shall give to Tenant notice at least fifteen (15) days in advance of the date when Landlord expects to deliver possession of the Premises with Landlord's work substantially complete, vacant and broom clean, which date

shall then become the Commencement Date. At any time after the occurrence of the Commencement Date, either party, at the request of the other, shall deliver to the requesting party a certification specifying the date which is the Commencement Date. If the Commencement Date shall not have occurred on or before the date which is 30 days after the estimated Commencement Date set foth in item C of the Basic Lease Provisions, Tenant shall have the right to terminate this Lease upon 15 days' notice to Landlord, in which case this Lease shall terminate and Landlord shall return the security deposit and all pre-paid rent to Tenant. However, if Landlord delivers possession prior to the expiration of the aforesaid 15 day period, this Lease shall continue in full force and effect and Tenant's termination notice shall be deemed a nullity.

2.3. When Tenant takes possession of the Premises, Tenant shall be deemed to have acknowledged that Landlord has properly completed the work described on Exhibit B and to have accepted the Premises as being satisfactory and in good condition as of the date of such possession, subject, however, to any punch list items as to which Tenant shall notify Landlord within the first 30 days of the Term which punch list items Landlord shall address as promptly as reasonably practicable

3. Rent.

3.1. Tenant covenants and agrees to pay to Landlord as rent for and during the Term hereof the annual sum as specified in Item D of the Basic Lease Provisions as Basic Rent, as well as any and all other sums payable by Tenant hereunder ("Additional Rent").

3.2. Basic Rent and any Additional Rent payable pursuant to the provisions of this Lease shall be payable by Tenant to Landlord at the address specified in Item H of the Basic Lease Provisions (or at such other place as Landlord may designate in a notice to Tenant) in lawful money of the United States without prior demand therefor and without any offset or deduction whatsoever except as otherwise set forth herein. Basic Rent shall be payable in equal monthly installments as specified in Item D of the Basic Lease Provisions, in advance, on the first (1st) day of each calendar month during the Term. The installment of Basic Rent for the first (1st) full calendar month of the Term and the Fractional Month, if any, is due and payable by Tenant to Landlord at the time of the execution and delivery of this Lease.

4. Use and Occupancy.

4.1. Tenant shall use and occupy the Premises solely for the Permitted Use described in Item L of the Basic Lease Provisions, Landlord represents that the Permitted Use is permitted under zoning and other municipal regulations applicable to the Building. The Premises shall not be used for any purpose or in any manner which is likely to constitute an unreasonable annoyance to Landlord or other tenants of the Building. Tenant's use of the Premises shall at all times comply with all present and future laws, ordinances, regulations, and orders of the United Sates of America, the jurisdiction(s) in which the Building is located and any other public or quasi-public authority having jurisdiction over the Premises.

5. Alterations or Improvements by Tenant.

5.1. Tenant shall make no alterations, changes, decorations, installations, additions or improvements (exclusive of Landlord Work, collectively hereinafter referred to as "Alterations") in or to the Premises of any nature without Landlord's prior written consent. Subject to the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, Tenant, at Tenant's sole cost and expense, may hire contractors reasonably approved by Landlord to make Alterations which are nonstructural and which do not affect the plumbing, electrical, heating, air-conditioning, or mechanical systems (collectively, "Building Systems") in or to the Premises or the Building; provided, however, all such work shall be performed in compliance with Landlord's reasonable rules and regulations with respect to Alterations. The Alterations shall, upon installation, become the property of Landlord. Nothing in this Paragraph 5 shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures or moveable office furniture and equipment, but upon removal of any such items from the Premises or upon removal of any other installation as may be permitted by Landlord, Tenant shall immediately and at its sole cost and expense, repair and restore the Real Property to the condition existing prior to such removal. All property permitted or required to be removed by Tenant at the Expiration Date or sooner termination of the Term which remains on the Premises after the Expiration Date or sooner termination of the Term shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises

by Landlord at Tenant's expense. At Landlord's option, Landlord may, by giving notice to Tenant at the time Landlord approves the Alterations, require Tenant at the expiration of the Term, at Tenant's sole cost and expense, to remove Alterations made by or on behalf of Tenant which are not standard office Alterations, and to repair and restore the Premises to the condition existing prior to the making of such Alterations.

5.2. Prior to the commencement of any Alterations, Tenant shall, at its sole cost and expense, obtain all required permits, approvals and certificates required by all governmental authorities having jurisdiction thereover and shall furnish Landlord with evidence of same, and, upon completion of the Alterations, shall furnish Landlord with certificates of final approval thereof. Tenant shall carry and will cause Tenant's contractors and subcontractors to carry such worker's insurance as is required by law and as may be reasonably required by Landlord.

5.3. As a condition precedent to the consent of Landlord to any Alteration, Tenant agrees to obtain and deliver to Landlord guarantees and/or other security reasonably required by Landlord for the cost of all work, labor and services to be performed and materials to be furnished in connection with such work. If, notwithstanding the foregoing, any mechanic's or materialmen's lien is filed against the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such lien shall be discharged by Tenant within thirty (30) days after Tenant receives notice of same, at Tenant's sole cost and expense, by the payment thereof or by filing a bond. If Tenant shall fail to timely discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable by Tenant to Landlord upon demand; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to cure, waive or release the Default of Tenant in not discharging the same, such that Landlord shall not be estopped from exercising any of its other remedies due to the occurrence of such Default. It is expressly understood and agreed by Landlord and Tenant that any Alterations shall be deemed constructed on behalf of Tenant and not Landlord, and that, if Landlord gives its written consent to Tenant's making any such Alterations, such written consent is not and shall not be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises, the Building or the Real Property to any mechanic's or materialmen's liens which may be filed in respect to any Alterations made by or on behalf of Tenant, Landlord hereby advising Tenant that it does not consent to any lien being filed against Landlord's interest in the Premises, the Building or the Real Property.

5.4. Should Tenant make any Alteration in violation of the terms hereof Landlord shall have the right to enter the Premises and remove such unauthorized Alteration and Tenant shall be liable for any and all expenses incurred by Landlord in said removal and subsequent restoration of the Real Property to the condition existing prior to the making of such Alteration.

6. **Maintenance.**

6.1. Tenant shall take good care of the Premises throughout the Term, including, without limitation, the plumbing, electrical and mechanical systems located within the Premises and servicing only the Premises, and preserve same in the condition delivered to Tenant on the Commencement Date, normal wear and tear, casualty and condemnation excepted. Tenant shall not injure, overload, deface or commit waste of the Premises. Tenant shall be responsible for all injury or damage of any kind or character to the Real Property, including, without limitation, the windows, floors, walls, ceilings, lights, electrical equipment and HVAC equipment, caused by Tenant or its Occupants. Landlord shall repair the same after reasonable notice to Tenant, and Tenant shall pay the reasonable costs incurred therefor to Landlord immediately upon demand plus a five percent (5%) management fee. If the Premises become infested with vermin, Tenant shall, at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators as shall be approved by Landlord.

6.2. Except as set forth in Paragraph 6.1, Except if necessitated by the actions of Tenant, Landlord shall be responsible for all repairs to the roof, windows, common areas, lavatories, sub-floors, parking areas, foundation and permanent exterior walls and support columns of the Building, and shall maintain and repair all Building Systems and the exterior of the Building and all of the foregoing items in good condition in accordance with standards applicable to comparable office buildings in Northern New Jersey.

7. **Compliance with Laws and Insurance.**

7.1. Tenant, at its sole cost and expense, will promptly comply with all applicable laws, guidelines, rules, regulations and requirements, whether of federal, state or local origin, applicable to the Tenant or Tenant's particular use of the Premises. Landlord, at its sole cost and expense (except as permitted to be included in Operating Expenses), will promptly comply with all applicable laws, guidelines, rules, regulations and requirements, whether of federal, state or local origin, applicable to the Building, the Real Property and the use of the Premises for the Permitted Use. Tenant shall not do, or permit anything to be done, in or to or about the Premises, or bring or keep anything therein which will, in any way: (i) increase the cost of fire or public liability insurance on the Real Property; or (ii) invalidate or conflict with the fire insurance or public liability insurance policies covering the Real Property, the Building, the Building fixtures or any personal property kept therein; or (iii) obstruct or interfere with the rights of Landlord or of other tenants; or (iii) injure or annoy Landlord or other tenants; or (iv) subject Landlord to any liability for injury to persons or damage to property; or (v) conflict with the present or future laws, rules or regulations of any governmental authority; it being understood and agreed that the use of the Premises for the Permitted Use shall not violate the foregoing.

8. **Subordination and Estoppel.**

8.1. Tenant agrees that this Lease is subject and subordinate to all ground or underlying leases and to the lien of any mortgages or deeds of trust which are now or may hereafter be made a lien upon the Real Property, and to all advances made or hereafter to be made upon the security thereof and to all recastings, renewals, modifications, consolidations, replacements and extensions of any such lease(s), mortgage(s) or deed(s) of trust, and to all increases and voluntary and involuntary advances made thereunder. This subordination provision shall be self-operative and no further instrument of subordination shall be required, provided, however, that without in any way modifying the self-operative nature of this Paragraph, Tenant, within ten (0) business days of Landlord's request, shall execute and deliver such further reasonable instrument or instruments confirming this subordination as shall be desired by Landlord or by any mortgagee or proposed mortgagee of the Real Property. Tenant covenants and agrees to attorn to, recognize and be bound to, as its new Landlord, any purchaser at any foreclosure sale or any party which acquires title to the Building pursuant to the exercise of any remedy provided for in any mortgage or by reason of the acceptance of a deed in lieu of foreclosure, and this Lease shall continue in full force and effect as a direct Lease between Tenant and said party. Tenant agrees to execute such further evidence of attornment to any such party as such party shall reasonably require. Tenant agrees that in no event shall any mortgagee or any such person, whether in the capacity of holder of a mortgage secured by the Real Property or in the capacity of successor landlord by virtue of the exercise of any remedy provided for in its mortgage or by reason of the acceptance of a deed in lieu of foreclosure, be liable to Tenant for any act or omission of Landlord which occurred prior to the date that such mortgagee or party acquires title to the Real Property, except to the extent that the same constitutes a default hereunder which continues after such date.

8.2. Tenant and Landlord agree at any time and from time to time, upon not less than ten (10) days' prior written request by the other party, to execute, acknowledge and deliver to the requesting party a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications); (ii) that there are no offsets, defenses, defaults, or counterclaims under this Lease or against the requesting party (or, if so, what the same are); (iii) the dates to which the Basic Rent and Additional Rent have been paid; (iv) the Commencement Date and Expiration Date; (v) that Landlord has completed all of the work for which it is responsible pursuant to Exhibit B (or, if not, what remains incomplete); and (vi) such other information as the requesting party or its designee may request; it being intended that any such statement delivered pursuant to this Paragraph 8.2 may be relied upon by a prospective purchaser of Landlord's interest or mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Real Property or by a prospective assignee or subtenant of Tenant, and that such statement shall, in all respects, bind the signatory with respect to the matters set forth therein.

9. **Destruction - Fire or Other Casualty.**

9.1. If the Premises or the Building shall be damaged by fire or other casualty, then, except as otherwise provided in Paragraph 9.2 hereof, the damage shall be repaired by and at the expense of Landlord and, until such repairs shall be made, the Basic Rent and Additional Rent shall be equitably abated according to the part of the Premises which is usable by Tenant. Landlord, subject to Paragraph 37.3 hereof, agrees to make such

repairs in a prompt and expeditious manner following the receipt by Landlord of insurance proceeds payable to Landlord by virtue of such fire or other casualty. Landlord shall have no obligation to repair or replace Tenant's Alterations or furniture, furnishings and equipment, and Tenant shall repair or replace the same at Tenant's sole cost and expense. Landlord will not be liable for any damage to or any inconvenience or interruption of the business of Tenant or any of Tenant's agents, invitees or Occupants occasioned by fire or other casualty.

9.2. If the Building is substantially destroyed or is rendered wholly untenantable by fire or other casualty, or if the Building or the Premises cannot reasonably be repaired within ninety (90) days of the fire or other casualty, or if Landlord shall decide to demolish the Building or not to rebuild the Building or the Premises, or if the then governing zoning regulations do not allow for the restoration of the Building, or if any mortgagee does not make insurance proceeds available to Landlord, then Landlord may decide to not repair the damage caused by the casualty. Landlord shall, within ninety (90) days after such fire or other casualty, give Tenant a notice of such decision, and thereupon the Term shall expire five (5) days after such notice is given, in which case Tenant shall vacate the Premises and surrender the same as if such termination date were the originally specified Expiration Date. If for any reason the Premises or the Building shall not be repaired within one hundred twenty (120) days of the fire or other casualty, Tenant shall have the right to terminate this Lease upon notice to Landlord.

10. **Mutual Waiver of Subrogation.**

10.1. Landlord hereby waives any and all rights of recovery against Tenant for or arising out of damage to or destruction of the Premises, the Building, or the Real Property and any other property of Landlord from causes then insured under standard fire and extended coverage insurance policies or endorsements, and Tenant hereby waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of the Premises, the Building or the Real Property and any property of Tenant and each of its Occupants from causes then insured under standard fire and extended coverage insurance policies, as well as arising out of any interruption of Tenant's business or any loss of Tenant's profits.

11. **Condemnation and Other Proceedings.**

11.1. If all or any portion of the Premises or the Building shall be acquired pursuant to or condemned in eminent domain proceedings or by giving of a deed in lieu thereof, or if all or any portion of the Premises or the Building shall be ordered demolished or declared unfit for present use by any governmental body, or if, as a result of any condemnation or order affecting all or any portion of the Premises or the Building, substantial alteration or reconstruction of the Building or the Premises shall, in the reasonable opinion of Landlord, be necessary or desirable, then and in any such event this Lease and the term and estate hereby granted may be terminated by Landlord on sixty (60) days' written notice (or such lesser period as may be necessary under the circumstances in order for Landlord to comply with the applicable ruling or order of any governmental body).

11.2. If Landlord does not exercise its option to terminate this Lease as herein above set forth in Paragraph 11.1, and if the Premises are reduced in size due to an event described in Paragraph 11.1, the Basic Rent and Additional Rent payable by Tenant for the remaining usable portion of the Premises shall be equitably apportioned and abated. If the Premises are reduced in size by more than ten percent (10%), or if access to the Premises shall be materially impaired, Tenant shall have the right to terminate this Lease upon notice to Landlord.

11.3. In the event of any termination under this Paragraph 11, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired Term and shall have no other claim against Landlord excepting the adjustment of the Basic Rent and Additional Rent as herein above mentioned, nor shall Tenant be entitled to, and Tenant waives any interest in, any portion of any amount that may be awarded as compensation or damages or paid as a result of such proceedings or as the result of any agreement made by any governmental authority with Landlord.

11.4. Tenant may, if allowed by statute, seek such awards or damages for moving expenses, loss of movable trade fixtures and other movable equipment installed by it (if any) which do not, under the terms of this Lease, become the property of Landlord. Such awards or damages must be made by a condemnation court or other authority and must be

separate and distinct from any award to Landlord in connection with the Real Property and shall not diminish any award of Landlord.

12. **Assignment and Subletting.**

12.1. Tenant shall not, without the prior written consent of Landlord in each instance, by operation of law or otherwise, assign this Lease, sublet the Premises or any part thereof, mortgage or encumber this Lease, or permit the Premises to be used by others. Any attempt to do so by Tenant shall be void. The consent by Landlord to any assignment, mortgage, encumbrance, subletting or use of the Premises by others in any one or more instances shall not constitute a waiver of Landlord's right to withhold its consent to any other assignment, mortgage, encumbrance or use of the Premises by others. Neither this Lease nor the interest of Tenant herein or any assignee of Tenant herein shall pass by operation of law or be subject to garnishment or sale in connection with any suit or proceeding which may be brought by or against Tenant or any assignee of Tenant. Notwithstanding anything to the contrary contained herein, Landlord's consent shall not be required with respect to the following: (a) transactions with an entity into which Tenant is merged or consolidated, or to which all or substantially all of the stock or assets of Tenant are transferred, or to which all or substantially all of Tenant's business at the Premises is transferred, provided such merger or consolidation or transfer involves the transfer of Tenant as an ongoing business entity; (b) transactions with an entity which controls, is controlled by or is under common control with Tenant; (c) the initial public offering of the stock of Tenant on a nationally recognized securities exchange; and (d) the trading of Tenant's stock on a nationally recognized securities exchange.

12.2. Subject to the provisions of Paragraph 12.4 hereof, Landlord covenants and agrees that it will not unreasonably withhold its consent to Tenant's assigning or subletting all or a part of the Premises. Without limiting the general nature of the prior sentence, it shall be reasonable for Landlord to refuse to consent to any proposed subletting or assigning if: (i) any mortgagee refuses to consent to such subletting or assigning (if such consent is required); or (ii) the proposed subtenant or assignee (or an affiliate thereof) is a tenant in the Building; or (iii) if the proposed subtenant or assignee has viewed space to rent in the Building within the four months immediately prior to Tenant's request for consent; or (iv) there shall be a Default at the time of any request for consent under the terms of Paragraph 12; or (v) the proposed assignee or subtenant desires to use the Premises for any use other than the Permitted Use. Further, any consent delivered by Landlord shall be automatically and retroactively revoked, without any act by Landlord, if a Default shall exist on the effective date of such subletting or assigning.

12.3. If Tenant requests Landlord's consent to an assignment of this Lease or a subletting of all or any part of the Premises, Tenant shall submit to Landlord:

- The sum of three hundred dollars ($300.00) as a nonrefundable fee to process each such request;
- the name of the proposed assignee or subtenant;
- the terms of the proposed assignment or subletting;
- the nature of the proposed subtenant's or assignee's business; and
- such information as to the proposed subtenant's or assignee's identity, financial responsibility and general reputation as Landlord may reasonably require.

12.4. Upon the receipt of such request and information from Tenant, Landlord shall have the option, to be exercised in writing within thirty (30) days after such receipt, to either (1) cancel and terminate this Lease if the request is to assign this Lease or to sublet all or substantially of the Premises or, if the request is to sublet less than substantially all of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord's notice of exercise of such option; or (2) grant or deny said request based upon the reasonableness standard set forth in Paragraph 12.2 above. In determining whether to consent to Tenant's proposed sublessee or assignee, Landlord may reasonably consider, without limitation, such party's financial standing, character and business.

12.5. If Landlord shall give notice of its election to cancel this Lease pursuant to Paragraph 12.4 hereof, Tenant shall surrender possession of the Premises or the portion of the Premises which is subject of the request, as the case may be, on the proposed effective date of the assignment or sublease set forth in Tenant's notice and in accordance and compliance with the provisions of this Lease relating to surrender of the Premises. If the Lease shall be canceled as to a portion of the Premises only, the Basic Rent and Additional Rent payable by Tenant hereunder shall be reduced proportionately according to the ratio of the number of rentable square feet in the portion of space surrendered to the rentable square feet in the Premises.

12.6 If Landlord shall consent to a sublease or assignment pursuant to the request from Tenant, Tenant shall cause to be executed by its assignee or subtenant an agreement, in such form as Landlord shall reasonably prescribe, to perform faithfully and to assume (from and after the effective date of the assignment or sublease) and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease. Tenant shall also deliver an executed copy of each sublease or assignment and assumption, in such form as Landlord shall reasonably prescribe, not less than five (5) days prior to the commencement of occupancy set forth in such assignment or sublease. If Tenant realizes any profit from such assignment or sublease, Tenant shall pay over to Landlord 50% of said profit as and when it is collected by Tenant. For purposes of this subsection, "profit" shall mean any amount per square foot paid to Tenant in relation to the Premises for a specific period of time which exceeds the amount per square foot that Tenant is obligated to pay to Landlord in relation to the Premises for that period of time after deducting all of Tenant's out-of-pocket expenses in connection with such transaction including, without limitation, brokerage commissions, reasonable attorneys' fees, advertising costs, the cost of Alterations and monetary concessions on a sublease or assignment during the initial term only. The foreoing expenses shall not be deductible on a sublease or assignment during any renewal period.12.7 In no event shall any assignment or subletting release or relieve Tenant from its obligations under this Lease, whether arising prior to or after such event.

13. **Surrender.**

13.1. Upon the Expiration Date or the sooner expiration of the Term, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in as good condition as they were in on the Commencement Date, ordinary wear and tear, casualty and condemnation and Alterations permitted by the terms of this Lease to remain, excepted. Tenant's obligation to observe or perform this covenant shall survive the Expiration Date or prior expiration of the Term. If the Expiration Date falls on a Saturday or Sunday or a legal holiday, this Lease shall expire at 12:00 noon on the business day first preceding said date.

14. **Holding Over.**

14.1. If Tenant holds possession of the Premises beyond the Expiration Date or sooner expiration of the term, Tenant shall be obligated to pay 150% of the Basic Rent and Additional Rent payable hereunder during the last Lease Year, and shall be bound by all of the other terms and conditions of this Lease. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Expiration Date or sooner expiration of the Term, and Landlord, upon said Expiration Date or sooner expiration of the Term, shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the speedy repossession of the Premises and to all damages to which Landlord is entitled, including, without limitation, any damages suffered by Landlord due to Landlord's inability to timely deliver the Premises to a new tenant.

15. **Landlord's Right to Entry.**

15.1. Landlord and Landlord's agents and representatives shall have the right, upon reasonable notice to Tenant and at reasonable times, to enter into or upon the Premises, or any part thereof, to conduct, and shall have the right to perform, the following:

- examinations of the Premises;
- the making of such repairs or alterations therein as may be necessary in Landlord's sole reasonable judgment for the safety and preservation thereof;

- the erection, maintenance, repair or replacement of wires, cables, conduits, vents or Building Systems running in, to or through the Premises (provided that the size and utility of the Premises shall not be materially reduced); and

- the exhibition of the Premises to prospective new tenants (during the last year of the Term only), purchasers or mortgagees.

15.2. Landlord, in exercising any of its rights under this Paragraph 15, shall not be deemed to have caused an eviction, partial eviction, constructive eviction or disturbance of Tenant's use or possession of the Premises and shall not be liable to Tenant for same, provided that Landlord shall use commercially reasonable efforts to minimize disruption of Tenant's business.

15.3. Except in the case of any event which Landlord deems to constitute an emergency, which determination shall be in Landlord's sole and unfettered judgment, all alterations or repairs performed by or on behalf of Landlord in or on the Premises pursuant to this Paragraph 15 shall be performed with as little inconvenience to Tenant's business as is reasonably practicable under the circumstances.

16. **Default.**

16.1. Each of the following, whether occurring before or after the Commencement Date, shall be deemed a default by Tenant and a breach of this Lease (hereinafter, a "Default"):

- the filing of a petition by or against Tenant for adjudication as a bankrupt, or for reorganization, or for arrangement under any bankruptcy act, which petition is not dismissed within 60 days;

- the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant under any state or federal statute for relief of debtors, which action or proceeding is not dismissed within 60 days;

- the making by Tenant of an assignment for the benefit of creditors;

- filing of a tax lien or mechanics' lien against any property of Tenant, which lien is not bonded or dismissed within 60 days;

- the abandonment of the Premises for a period in excess of thirty (30) days after notice from Landlord; provided that Tenant vacating the Premises shall not be construed as an abandonment as long as Tenant is using commercially reasonable efforts (i) to assign this Lease or sublet the Premises and (ii) to secure and to maintain the Premises as usable office space;

- failure by Tenant to pay Landlord when due hereunder Basic Rent, Additional Rent or any other sum required to be paid by Tenant under the terms of this Lease for more than five (5) days after notice from Landlord; or

- failure by Tenant to perform when required hereunder any other term, covenant, agreement or condition of this Lease required to be performed by Tenant and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, or, if said default is curable but shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after receipt of notice thereof and/or fail continuously to prosecute the curing of the same to completion with due diligence.

17. **Landlord's Rights Upon Tenant's Default.**

17.1. If, (i) in the case of a Default based upon the nonpayment of Basic Rent, Additional Rent or any other sum of money due to Landlord hereunder, Tenant fails to cure such Default by paying such sum within five (5) days after the date Landlord gives notice that the same is unpaid and overdue, or (ii) in the case of any other Default, Tenant fails to cure such Default within fifteen (15) days after notice thereof is given by Landlord, Landlord may

immediately or at any time thereafter, without further notice to Tenant, (i) enter upon the Premises as agent for Tenant, by legal entry, without terminating this Lease and do any and all acts Landlord may deem necessary, proper or convenient to cure such Default, for the account of and at the expense of Tenant, and Tenant agrees to pay Landlord, upon demand, all damages and expenses incurred by Landlord in so doing; or (ii) terminate this Lease and Tenant's right to possession of the Premises and, with or without legal process, take possession of the Premises and remove Tenant, any occupant and any property therefrom, without being guilty of trespass, without liability whatsoever to Tenant and without relinquishing any rights of Landlord against Tenant.

17.2. In the event this Lease is so terminated, Tenant shall vacate the Premises on the termination date as if such date were the originally scheduled Expiration Date, and shall pay to Landlord as damages an amount equal to the amount herein covenanted to be paid as Basic Rent and Additional Rent throughout the entire Term (as if same had not expired until the originally scheduled Expiration Date), together with: (i) all expenses of any proceedings (including, but not limited to, reasonable legal expenses and attorney's fees) which Landlord incurs in order to recover possession of the Premises; (ii) all reasonable expenses of re-letting the Premises including, but not limited to, commissions paid to real estate brokers, advertising expenses and the reasonable cost of such alterations, repairs, replacements and decoration or redecoration as Landlord, in the reasonable exercise of its judgment, considers advisable and necessary for the purposes of re-renting the Premises; and (iii) any and all other sums which are provided to be paid by Tenant hereunder in the event of its Default; provided, however, that there shall be credited against the amount of such damages all amounts received by Landlord from such re-renting of the Premises. Landlord shall use reasonable efforts to re-rent the Premises.

17.3. Landlord may maintain separate actions against Tenant each month to recover the damages incurred in such month without waiting until the end of the Term to determine the aggregate amount of such damages, or Landlord, at its option, if the Premises have been re-let for a term extending at least as long as the remainder of the Term hereof, may recover from Tenant in advance for the entire deficiency to be realized during the term of the re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of the eviction of Tenant, or in the event of Tenant's being dispossessed for any cause, or in the event of Landlord's obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants or conditions of this Lease.

17.4. Landlord may apply against the damages due in the event of Tenant's Default any Basic Rent, Additional Rent, Security Deposit or other moneys received from Tenant or others on behalf of Tenant or in connection with the Lease.

18. **Landlord's Remedies Cumulative; Expenses.**

18.1. No remedy provided to Landlord or Tenant pursuant to this Lease shall be deemed an exclusive remedy, but rather all rights and remedies of Landlord and Tenant herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law or at equity. All such remedies may be exercised from time to time in such order and in such combination as Landlord or Tenant elects. For the purposes of any suit based upon the provisions hereof, this Lease shall be construed to be a divisible contract toward the end that successive actions may be maintained on this Lease as successive periodic sums become due hereunder.

18.2. Tenant agrees to pay, upon demand, all of Landlord's reasonable costs, charges and expenses, including Landlord's legal fees and legal costs, which Landlord incurs in collecting from Tenant the sums that Tenant is obligated to pay hereunder and in enforcing Landlord's remedies and Tenant's obligations hereunder.

18.3. If Tenant fails to pay any installment of Basic Rent, Additional Rent or any other sum due and payable to Landlord on or before the fifth (5th) day after such installment becomes due and payable, Tenant shall pay to Landlord (i) a late charge (to cover Landlord's administrative and overhead expenses of processing late payments) equal to one hundred ($100.00) dollars, and (ii) interest on such unpaid installment at a rate per annum which is two (2%) percent greater than the "prime rate", "base rate" or "reference rate", as fixed from time to time by Citibank, NA (or its successor) then in effect (or if such prime rate, base rate, or reference rate is not available, a replacement rate reasonably designated by Landlord) from the date such installment became due and payable to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall (a) entitle Tenant to not

make payment of any sum required to be paid hereunder as and when due or (b) be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Should Landlord receive any payment which is judicially determined to be in excess of the maximum legal rate allowed by law, such excess amount shall be refunded promptly to Tenant, this Lease shall remain in full force and effect, and Landlord shall have no further liability in connection therewith.

18.4. All late charges and interest payable hereunder shall constitute Additional Rent hereunder and shall be due and payable on demand.

19. **No Waiver.**

19.1. Neither Landlord nor Tenant shall be deemed to have waived any of its rights or remedies hereunder unless such waiver shall be in writing and signed by the party waiving same. No waiver by Landlord or Tenant of any breach by the other party of any of the terms, covenants, agreements, or conditions of this Lease shall be deemed to constitute a waiver of any succeeding breach thereof or of any breach of any of the other terms, covenants, agreements and conditions herein contained.

19.2. No offer of surrender of the Premises, by delivery to Landlord or its agent or employee of keys to the Premises or otherwise, will be binding on Landlord unless accepted by Landlord, in a writing pursuant to which Landlord expressly agrees to the effective surrender of the Premises. At the expiration or termination of the Lease Term, Tenant shall deliver to Landlord all keys, "swipe" cards and similar items to the Premises and make known to Landlord the location and combinations of all locks, safes and similar items.

19.3. The receipt by Landlord of Basic Rent or Additional Rent payable hereunder with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the Basic Rent or Additional Rent then due shall be deemed to be other than on account of the earliest amount then due pursuant to the terms hereof, nor shall any endorsement or statement on any check or in any letter or other instrument accompanying any check or payment of Basic Rent or Additional Rent be deemed binding on Landlord in any manner whatsoever or an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's rights hereunder, including Landlord's right to recover the balance of such Basic Rent or Additional Rent or to pursue any other remedy provided in this Lease. No receipt of money by Landlord from Tenant after the Expiration Date (or sooner termination) shall reinstate, continue or extend the Lease Term, unless Landlord specifically agrees to same in a writing signed by Landlord at such time.

19.4. The failure of Landlord to enforce any of the Rules or Regulations as may be set by Landlord from time to time against Tenant or against any other tenant in the Building shall not be deemed a waiver of any such Rule or Regulation, provided that Landlord shall not discriminate against Tenant in enforcing any such Rule or Regulation.

20. **Landlord's Reserved Rights.**

20.1 If, during or prior to the last ninety (90) days of the Term, Tenant vacates the Premises, Landlord may enter the Premises immediately to decorate, remodel, repair, alter, or otherwise prepare the Premises for occupancy by a new tenant, without liability to Tenant and without affecting Tenant's obligation to pay Basic Rent and Additional Rent payable hereunder which accrues through and including the Expiration Date.

20.2 Landlord has the right to make changes in and about the Building, garages and parking facilities, including, but not limited to, signs, entrances or address. Such changes may include, but not be limited to, rehabilitation, redecoration, refurbishment and re-fixturing of the Building, and expansion of or structural changes to the Building, and the redesign of the lobby, the Building doorways, the hallways, the hallway doorways, or other common areas. Without limiting the general nature of the prior sentence, Landlord may increase the leasable space of the Building by reducing the size of what is currently the lobby provided that Tenant's Proportionate Share shall be equitably adjusted. Landlord has the right to change the street address and name of the Building. The right of Tenant to quiet enjoyment and peaceful possession given under the Lease will not be deemed breached or interfered with by reason of Landlord's actions pursuant to this paragraph so long as such actions do not materially deprive Tenant of its use and enjoyment of the Premises or materially adversely affect the size, utility or access to the Premises.

21. **Landlord's Liability.**

21.1. Landlord shall not be liable for any injury, damage or loss to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any source whatsoever, or any theft of the property or possessions of Tenant or its Occupants, except to the extent due to the negligence or willful misconduct of Landlord, its agents or employees.

21.2. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate of Landlord in the Real Property for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord for any Default or breach by Landlord of any of its obligations under this Lease or otherwise. No other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim. This provision shall not be deemed, construed or interpreted to be or constitute an agreement, express or implied, between Landlord and Tenant that Landlord's interest in the Real Property shall be subject to impressment of an equitable lien or any other similar type of lien. Tenant's sole right against Landlord for any failure to give any consent or approval required of Landlord hereunder shall be an action for specific performance to compel Landlord to give the required consent or approval, and Tenant hereby specifically disclaims any right to damages as against Landlord on account of any such failure to give consent or approval.

22. **Tenant's Liability.**

22.1. Tenant shall reimburse Landlord for all expenses, damages or fines, reasonable legal fees and costs incurred or suffered by Landlord by reason of any breach, violation or nonperformance by Tenant of any covenant or provision of this Lease, including, without limitation, any action commenced against Tenant or Landlord, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building or by the installation or removal of furniture, fixtures or other installations or property of or for Tenant, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant or any of its Occupants. Any such amount so payable shall be deemed Additional Rent and shall be due and payable by Tenant upon demand.

22.2. Tenant shall not do or permit or suffer any act or thing to be done upon the Premises which may subject Landlord, its partners, members, managers, shareholders, officers, directors, employees, agents (including, without limitation, leasing and managing agents) and contractors (together collectively, "Indemnitees") to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any Legal Requirement, but shall exercise such control over the Premises as to fully protect Indemnitees against any such liability. Tenant shall "indemnify", defend, protect, save and hold harmless the Indemnitees and each of them from and against (i) all claims against Indemnitees of whatever nature arising from any act, omission or negligence of Tenant, or any of its Occupants; (ii) all claims against Indemnitees arising from any incident, accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term of this Lease in or about the Premises, and (iii) any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed or and performed. Throughout this Lease, when Tenant is to "indemnify" Landlord or any other person from any "claim", Tenant's obligation shall be to indemnify, defend, protect, save and hold Landlord and each such other person harmless from and against any and all liability, obligations, damages, penalties, claims, causes of action, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any event giving rise to the obligation to "indemnify" including, without limitation, reasonable attorneys' fees and disbursements in consultation, at trial, and on appeal.

22.3. If any claim, action or proceeding is made or brought against any Indemnitee, which claim, action or proceeding the Tenant shall be obligated to indemnify against pursuant to the terms of this Lease, then, upon demand by Landlord, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee's name, if necessary, by such attorneys as such Indemnitee shall reasonably approve. Notwithstanding the foregoing, Indemnitee may retain its own attorneys to defend or assist in defending any claim, action or proceeding (a) involving potential liability of One Million Dollars ($1,000,000) or more, or (b) which Landlord reasonably believes is not being defended competently or in good faith, and Tenant shall pay the reasonable fees and disbursements of such substituted attorneys. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

23. **Tenant's Insurance.**

23.1. Tenant covenants to provide on or before the Commencement Date and throughout the Term for the benefit of Landlord, Landlord's mortgagee, Landlord's Managing Agent and Tenant:

- A comprehensive policy of liability insurance and/or Certificate of Insurance, with a commercially reasonable deductible protecting Landlord, Landlord's mortgagee, Landlord's Managing Agent and Tenant against any liability whatsoever occasioned by accident on or about the Real Property, the Building or the Premises or any appurtenances thereto. Such policy is to be written by insurance companies qualified to do business in the State of New Jersey and which are rated "Grade A-VII" or better in Best's and at limits of liability in minimum amounts approved by Landlord from time to time in respect of any one person, in respect of any one accident and in respect to property damage. The original amounts thereof are as set forth in Item K of the Basic Lease Provisions. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any.

- Fire and Extended Coverage, Vandalism, Malicious Mischief and Special Extended Coverage Insurance in an amount adequate to cover the cost of replacement of all personal property, decorations, trade fixtures, furnishings and equipment in the Premises and all contents therein. Landlord shall not be liable for any damage to property of Tenant by fire or other peril, no matter how caused, it being understood that Tenant will look solely to its insurer for reimbursement.

23.2. Prior to the time such insurance is first required by this Paragraph 23 to be carried by Tenant and thereafter, at least thirty (30) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance. Said certificate shall contain an endorsement that such insurance may not be canceled except upon thirty (30) days' notice to Landlord.

23.3. Upon failure at any time on the part of Tenant to procure and deliver to Landlord the policy or certificate of insurance, as herein above provided, Landlord shall be at liberty, but shall not be obligated in any way whatsoever, from time to time, as often as such failure shall occur, to procure such insurance and to pay the premium therefor, and any sums paid for insurance by Landlord shall be and become Additional Rent and due immediately. Payment by Landlord of such premium or the carrying by Landlord of any such policy shall not be deemed to waive or release Tenant's Default with respect thereto.

23.4. Tenant will not do or permit anything to be done upon or bring or keep or permit anything to be brought or kept upon the Premises which will increase Landlord's rate of insurance on the Building. If by reason of the failure of Tenant to comply with the terms of this Lease, or by reason of Tenant's occupancy (even though permitted or contemplated by this Lease), the insurance rate charged to Landlord shall at any time be higher than it would otherwise be, Tenant will reimburse Landlord for that part of all insurance premiums charged because of such violation or occupancy by Tenant. Tenant agrees to comply with any reasonable requests or recommendation made by Landlord's insurance underwriter. It is understood and agreed that the use of the Premises for the Permitted Use shall not violate the foregoing.

24. **Quiet Enjoyment.**

24.1. Landlord covenants and agrees that, upon the performance by Tenant of all of the covenants, agreements and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold and enjoy the Premises, subject to the rights, limitations and terms herein described, free from any interference whatsoever by, from or through Landlord.

24.2. Notwithstanding the foregoing, no diminution or abatement of Basic Rent, Additional Rent or other payment due to Landlord shall be claimed by or allowed to Tenant for inconvenience or discomfort arising from the making of any repairs, improvements or alterations to the Premises or the Real Property if the same are made to comply with any law, ordinance or order of any governmental authority or which are necessary, in the reasonable judgment of Landlord, for the maintenance, repair, operation, or improvement of the Real Property provided that Landlord shall use commercially reasonable efforts to minimize disruption of Tenant's business.

25. **Landlord's Services.**

25.1. Subject to Paragraph 37.3, Landlord shall furnish to Tenant the services set forth in this Lease and the Rules and Regulations as services which are covered by the Basic Rent.

25.2. Landlord shall furnish ventilation, air heating and air cooling, but only between the hours of 8:00 A.M. and 6:00 P.M., Mondays through Fridays, and Saturdays between the hours of 8:00 A.M. and 3 P.M. (hereinafter referred to as the "Business Hours"), Sundays and Building Holidays excluded, sufficient for the comfortable occupancy of the Premises for the Permitted Use consistent with comparable office buildings in Northern New Jersey. As used herein, the term "Building Holidays" shall mean all State and Federal holidays including, but not limited to: Martin Luther King's Day, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, the day after Thanksgiving Day, Christmas Day and New Year's Day.

25.3. If Tenant shall request the use of air cooling, ventilation and/or heat at any time other than the Business Hours in this Lease provided for such services, Landlord shall furnish such to Tenant provided (i) that Tenant pays to Landlord, as Additional Rent, a special overtime charge therefor which shall be initially $60.00 per hour (Landlord may adjust such figure from time to time to account for actual increases in Landlord's cost of providing same), and (ii) that Tenant's request shall be received in writing by Landlord's property manager by 3:00 p.m. on the day such service is required.

25.4. Throughout the Term, Landlord agrees to redistribute electrical energy to the Premises sufficient for ordinary office uses (not exceeding the present electrical capacity at the Premises), upon the following terms and conditions: (i) Tenant shall pay for such electrical energy as provided by this Paragraph 25.3; (ii) Landlord shall not be liable in any way to Tenant for any loss, damage or expense which Tenant may sustain or incur as a result of any failure, defect or change in the quantity or character of electricity furnished to the Premises or if such quantity or character of electricity furnished to the Premises is no longer available or suitable for Tenant's requirements or due to any cessation, diminution or interruption of the supply thereof, except to the extent same is due to the negligence or willful misconduct of Landlord, its agents or employees.

25.5. The parties agree that Tenant will pay for the electric during the Term in such amounts as may be determined under one of the provisions of "(x)" or "(y)" set forth below. The parties agree that the provisions of "(x)" below shall initially apply, but that Landlord will be entitled to elect to change the applicable provision at any time during the Term on reasonable notice to Tenant. The amount required to be paid hereunder shall be payable in monthly installments, as Additional Rent, and shall be either, in Landlord's discretion:

> (x) the fixed electricity charge set forth in Item D of the Basic Lease Provisions; or
>
> (y) the amount that is calculated as the Landlord's cost of furnishing electricity to the Premises as determined by an independent electrical engineering consultant selected by Landlord and reasonably approved by Tenant, based upon a survey and determination of the average monthly electrical consumption of the lighting fixtures and the electrical equipment of Tenant used in the Premises and based further on the utility rates being charged to Landlord, as such rates are set from time to time. Landlord shall have the right to survey the electrical consumption of Tenant at any time during the Term, but no more often than annually. The findings of said consultant as to the average monthly electrical consumption of Tenant shall be conclusive and binding on the parties hereto.

25.6. Landlord shall replace as required, at Tenant's sole cost and expense, all of Landlord's light bulbs, fluorescent and incandescent lamps, starters and ballasts used by Tenant in the Premises, provided that such cost and expense shall be reasonable and competitive.

25.7. Tenant covenants that its use of electricity in the Premises shall be limited to and for the operation of (i) building-standard lighting, and (ii) personal computers, electric typewriters, calculators, copying machines and other small office machines.

25.8. Tenant shall make no alteration to the existing electrical equipment or connect any fixtures, appliances or equipment in addition to the equipment permitted in Paragraph 25.3

(d) above without the prior written consent of Landlord in each instance. Should Landlord grant such consent, all additional risers or other equipment (if any) required therefor, in Landlord's reasonable judgment, shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord may require an increase in the monthly electrical charge by an amount which will reflect the cost of electricity to operate the additional equipment and service to be furnished by Landlord. Absent agreement as to this charge between Landlord and Tenant, this increase shall be determined by an independent electrical engineer, to be selected by Landlord and whose services shall be paid for by Tenant.

25.9. Landlord shall not be liable in the event of any interruption in the supply of electricity except to the extent same is due to the negligence or willful misconduct of Landlord, its agents or employees, and Tenant agrees that such supply may be interrupted for inspection, repairs, replacements and in emergencies.

25.10. Landlord shall furnish, without cost to Tenant, cleaning services on Mondays through Fridays, Saturdays, Sundays and Building Holidays excluded. Such services shall consist of general cleaning of all common areas of the Building and general cleaning of the Premises, all in accordance with such standards and specifications as Landlord shall, from time to time, reasonably determine consistent with comparable office buildings in Northern New Jersey. Notwithstanding the foregoing, Tenant shall pay for any and all reasonable costs incurred by Landlord in disposing of Tenant's debris and garbage to the extent the same exceeds normal, everyday "office wastebasket" debris and a standard office pantry.

25.11. The failure of Landlord to furnish any service hereunder during such reasonable periods as necessary repairs or replacements are underway, or the discontinuation of any service currently provided by commercial tenants of the Building located in the Building lobby or elsewhere, shall not be construed as a constructive eviction of Tenant, shall not excuse Tenant from performing any of its obligations hereunder and shall not give Tenant any claim against Landlord for damages for failure to furnish such service. Notwithstanding anything to the contrary contained in this Lease, if for any reason Landlord shall fail to provide any of the services required to be furnished under this Lease for a period in excess of thirty (30) days, and as a result thereof, the Premises become untenantable, the Basic Rent and all Additional Rent hereunder shall be equitably abated until such services shall be restored.

25.12. Tenant shall have the use of a passenger elevator in common with other tenants. Hot and cold water for drinking and, lavatory purposes are provided in the common restrooms, and in addition,Tenant shall have a standard office pantry with running water. Parking shall be provided in the Building lot in common with other tenants. Tenant shall have 4 parking spots for every 1,000 sq. feet of rentable space

26. **Additional Rent.**

26.1. Tenant hereby covenants and agrees to pay as Additional Rent the amounts set forth below.

26.2. For each year or part of a year occurring within the Term in which the total annual real estate taxes, assessments (including special assessments), sewer rents, rates and charges (hereinafter referred to collectively as the "Real Estate Taxes") which shall be levied, imposed or assessed upon the Real Property shall exceed the Real Estate Taxes levied, imposed or assessed for the Base Tax Year, Tenant shall pay Tenant's Proportionate Share of such excess. Landlord may, from time to time, notify Tenant of Landlord's estimate of Tenant's Proportionate Share of the excess Real Estate Taxes for any calendar year and Tenant shall be obligated to pay Landlord, as Additional Rent along with each monthly installment of Base Rent due during such calendar year, 1/12th of such estimated amount. Tenant's payments of such estimated amount shall be treated by Landlord as a credit against the actual amount required to be paid by Tenant pursuant to this Paragraph 26.2. Any overpayment which may have been made by virtue of such estimated payments shall be returned by Landlord to Tenant when the actual amount payable by Tenant can be calculated.

26.3. Notwithstanding the foregoing, Landlord may take the benefit of the provisions of any statute or ordinance permitting any Real Estate Tax to be paid over a period of time.

26.4. The amount payable by Tenant under Paragraph 26.2 shall be calculated based upon the amount billed by the taxing jurisdiction, and shall be set forth in a statement

prepared by Landlord and furnished to Tenant and which provides a computation of any amounts due to Landlord, together with a copy of the tax bill upon Tenant's request.

26.5. If Landlord shall receive any tax refund in respect of any tax year during the Term following the Base Tax Year, Landlord shall deduct from such tax refund any expenses incurred in obtaining such tax refund and, out of the remaining balance of such tax refund, Landlord shall credit to Tenant Tenant's Proportionate Share of such balance. Any expenses incurred by Landlord in contesting the validity or the amount of the assessed valuation of the Real Property or of any Real Estate Taxes for any year after the Base Tax Year, to the extent not offset by a tax refund, shall be included as an item of and shall be added to Real Estate Taxes for the tax year in which such contest shall be finally determined, for the purpose of computing the Additional Rent due Landlord hereunder.

26.6. If the tax year for Real Estate Taxes shall be changed, then an appropriate adjustment shall be made in the computation of the amount due to Landlord or credit due to Tenant. If, because of any change in the method of taxation of real estate, one or more other taxes or assessments are imposed upon one or more of Landlord, or the owner of the Real Property or the Building, or upon or with respect to the Real Property or the Building or the rents or income therefrom, whether in substitution for or in lieu of any tax or assessment which would otherwise be a Real Estate Tax, such other tax or assessment shall be deemed Real Estate Taxes for the purposes herein.

26.7. Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the Taxes.

26.8. As used herein, the term "Landlord's Operating Expenses" shall mean all costs and expenses paid or incurred by Landlord in connection with the ownership, operation, management, maintenance and repair of the Real Property including, without limitation, its equipment and mechanical systems, paving, walkways, landscaping and public facilities, and including but not limited to the cost and expenses of materials and supplies, electricity, water, fuel, cleaning, window cleaning, janitorial service, insurance, snow removal, painting, wallpapering, re-carpeting and otherwise redecorating and renovating public areas, replacement of worn out mechanical or damaged equipment including, without limitation, heating, ventilating and air conditioning equipment, uniforms, reasonable management fees , sundries, tools and equipment, excise taxes, gross receipt taxes, sales taxes and other like taxes, wages and salaries of all persons engaged by Landlord for the operation, maintenance and repair of the Real Property to the extent fairly allocable to the Real Property, costs of compliance by Landlord with and contests by Landlord of laws, regulations, ordinances and requirements of the federal, state or municipal government, of any department, subdivision, bureau or office thereof, or of any other governmental, public or quasi-public authorities hereafter created, legal and accounting expenses and any other costs and expenses other than mortgage debt service, costs reimbursed by insurance, construction costs incurred in connection with preparing space for a new tenant and real estate broker's commissions, attorney's fees in negotiating or enforcing leases, repair costs on account of casualty or condemnation, overhead and profit paid to Landlord or its subsidiaries or affiliates for services to the extent that the same exceed the cost of such services rendered by other unaffiliated parties on a competitive basis, costs attributable to the presence of hazardous materials unless due to Tenant's negligence, willful misconduct, or breach of applicable law, services performed for any tenant of the Building, to the extent that such work or services are in excess of the work or services which Landlord is required to furnish to Tenant under this Lease, . If a particular expenditure is for an item which, under generally accepted accounting principles, constitutes a capital improvement, then such expenditure shall be included as one of Landlord's Operating Expenses for purposes hereof on a prorated basis, together with an imputed interest amount calculated on the unamortized portion of such expenditure using an interest rate of 12% per annum, over its useful life. Such useful life shall be obtained by dividing the amount of the expenditure in question by the useful life of the improvement to which it relates, as such useful life is determined by Landlord in the reasonable exercise of its business judgment (but in no event to exceed 10 years).

26.9. Tenant shall pay to Landlord as Additional Rent Tenant's Proportionate Share of the amount by which Landlord's Operating Expenses for any calendar year during the Term exceeds Landlord's Operating Expenses during the Base Operating Year.

26.10. Approximately during the second month of each calendar year of the Term, or within a reasonable period of time thereafter, Landlord shall submit to Tenant a statement (hereinafter referred to as "Landlord's Statement") showing in reasonable detail Landlord's

Operating Expenses during the preceding calendar year and during the Base Operating Year. Within thirty (30) days thereafter, Tenant shall pay to Landlord Tenant's Proportionate Share of the amount by which Landlord's Operating Expenses for the preceding calendar year exceeded Landlord's Operating Expenses for the Base Operating Year. Tenant or its representative shall have the right to examine Landlord's books and records relating to the expenses of the Real Property only and only with respect to the items in the foregoing Landlord's Statements and the immediately preceding year, during normal business hours at any time within thirty (30) days following the delivery by Landlord to Tenant of such Landlord's Statement. Unless Tenant shall take written exception to any specific item contained in Landlord's Statement within sixty (60) days after the Landlord's Statement is delivered, the same shall be considered as final and binding upon Tenant. Any controversy with respect to any written exception shall be resolved by an independent certified public accountant mutually acceptable to Landlord and Tenant, and if such accountant cannot be agreed upon, then by arbitration. Such arbitration shall be conducted upon the request of Tenant, but only if Tenant is not in Default in respect of any of its obligations under the Lease and only if Tenant has paid in full to Landlord the sums shown owing by Tenant to Landlord pursuant to the Landlord's Statement in question. Arbitration shall be before three arbitrators designated by the American Arbitration Association and in accordance with the rules and regulation of such Association. The expenses of the arbitration proceedings shall be borne by the party who does not prevail in said proceedings. The fees of counsel and experts and other witnesses engaged or called by the parties shall be paid by the respective party engaging or calling the same. Tenant covenants and agrees that Tenant will not directly or indirectly employ in connection with any dispute under this Lease relating to Operating Expenses any person or entity which is to be compensated, in whole or in part, on a contingency fee basis.

26.11. For each calendar year throughout the Term, Landlord may notify Tenant of Landlord's best estimate of Tenant's Proportionate Share of Operating Expenses for such calendar year above Base Operating Year Operating Expenses and, in such case, Tenant shall be obligated to pay Landlord, as Additional Rent along with each monthly installment of Basic Rent due during such calendar year, one-twelfth (1/12 th) of such estimated amount. Tenant's payments of estimated amounts shall be treated by Landlord as a credit against the actual amount required to be paid by Tenant pursuant to Paragraph 26.3. Any overpayment which may have been made by virtue of such estimated payments shall be returned by Landlord to Tenant when the actual amount payable by Tenant can be calculated.

26.12. Any increase or decrease in Additional Rent under this Paragraph 26 shall be prorated for the final year of the Term if such year covers a period of less than twelve (12) months. In no event shall any adjustment in Tenant's obligation to pay Additional Rent under this Paragraph 26 result in a decrease in the Basic Rent payable hereunder. Tenant's obligation to pay Additional Rent and Landlord's obligation to credit to Tenant any amount referred to in this Paragraph 26, for the final year of the Term shall survive the Expiration Date.

26.13. With respect to Tenant's Proportionate Share of Operating Expenses in excess of the Base Operating Year, if the Building is not at least ninety percent (90%) occupied during the Base Operating Year or of any calendar year during the Term, then those items included within the Operating Expenses which are affected by variations in occupancy of the Building shall be increased by Landlord for such calendar year (or partial calendar year) to the amount that would have reasonably been incurred had Landlord provided such item to ninety percent (90%) of the rentable area of the Building.

27. **Personal Property Taxes.**

27.1. Tenant agrees to pay all taxes imposed on the personal property of Tenant, the conduct of its business and its use and occupancy of the Premises.

28. **Security Deposit.**

28.1. Simultaneous with the execution hereof, Tenant has deposited with Landlord the sum specified in Item F of the Basic Lease Provisions.

29. **Use of Security Deposit.**

29.1. In the event of a Default by Tenant in respect of any of the terms, covenants or conditions of this Lease, Landlord may use, apply or retain the whole or any part of the

Security Deposit to the extent required for the payment of any Basic Rent, Additional Rent or any other sum as to which Tenant is in Default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's Default in respect of any of the terms, covenants or conditions of this Lease including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other reentry by Landlord. If Landlord should utilize any portion of the Security Deposit, Tenant, within ten days after demand, shall replenish such amount, so that the Security Deposit shall remain undiminished throughout the Term. Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the portion of the Security Deposit not applied pursuant to the terms hereof shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord, but without any interest thereon whatsoever. The application of the Security Deposit due to a Default shall not cure, waive or release the Default such that Landlord shall be estopped from exercising any of its other remedies.

29.2. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit. Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

29.3. In the event of a sale of the Real Property or a leasing thereof, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee, as the case may be, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. In such case, Tenant agrees to look solely to the new landlord for the return of the Security Deposit. The provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord.

30. **Right of First Offer**

30.1 Landlord grants to Tenant a Right of First Offer with respect to additional space that becomes available in the Building during the term of this Lease. Such right shall be subject to the existing Rights of First Offer granted to other Tenants in the Building wherein preference for exercising such right shall be given to the largest Tenant first.

30.2 Prior to leasing space within the Building to any third party (not already a teant in the Building), Landlord agrees to offer the same to Tenant, provided of course, that any larger Tenants in the Building have already declined to lease the same.

30.3 Tenant shall have ten (10) days after receiving notice of the terms of the offer within which to elect to lease the entirety of the available space.

31. **Definition of Landlord.**

31.1. The term "Landlord" as used in this Lease shall be deemed to mean only the owner, for the time being, of the Real Property and/or the Building or the owner of a lease of the Real Property. In the event of any transfer of title to or lease of the Real Property, the term "Landlord" shall be deemed only to apply to the transferee thereof, and the transferor and any person or entity theretofore serving as or constituting the "Landlord" hereunder shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder.

32. **Notices.**

32.1. Any notice or other communication referenced in this Lease (collectively, "notices") by either party to the other, to be effective, shall be in writing, sent via registered or certified mail, return receipt requested, postage prepaid, or by reputable overnight courier such as Federal Express or UPS, addressed to Landlord or Tenant at their respective addresses as specified in Item H of the Basic Lease Provisions, or to such other address as either party shall hereafter designate by notice as aforesaid. All notices properly addressed shall be deemed served three (3) business days after the date of mailing or one business day after the date of delivery to the overnight courier. Attorneys to a party may deliver notices on behalf of that party.

33. **Signs.**

33.1. No sign, advertisement or notice shall be affixed to or placed upon any part of the Premises, the Building or the Real Property by Tenant, except in such manner and of such

size, design and color as shall be approved in advance in writing by Landlord. Tenant will bear Landlord's actual cost of fabricating and installing Tenant's building-standard office entry door sign setting forth Tenant's name and such logo as Tenant furnishes and Landlord approves, in Landlord's judgment, reasonably exercised.

34. Notice of Defects and Accidents.

34.1. Tenant shall give Landlord prompt notice (i) in case of accident or injury on or about the Building or the Real Property involving Tenant or any of its Occupants, or (ii) of any defects in the Building or the Premises of which it becomes aware.

35. Rules and Regulations.

35.1. Tenant, on behalf of itself and its Occupants, agrees to comply with the Rules and Regulations attached hereto and incorporated by reference as Exhibit C. Landlord shall have and expressly reserves the right to make reasonable amendments thereto from time to time for the safety, care, maintenance, good operation and cleanliness of the Real Property and the Building, the preservation of good order therein and the general convenience of all the tenants. Tenant agrees to comply with such amended Rules and Regulations, after twenty (20) days' written notice thereof from Landlord.

36. Directory.

36.1. Landlord shall furnish and maintain in the lobby of the Building a tenant directory of such style and type as Landlord shall determine. Tenant shall receive two (2) listings in such directory, in building-standard form. Additional listings shall be subject to availability, the existence of which shall be determined by Landlord, in its discretion. All listings shall be fabricated and installed at Tenant's sole cost and expense.

37. Environmental Matters.

37.1. Tenant agrees to comply with all applicable environmental laws, rules and regulations, as same are amended from time to time, including but not limited to, the New Jersey Industrial Site Remediation Act (N.J.S.A. 13:1K6 et seq.) ("ISRA"). Tenant shall not conduct any activity in the Premises which shall cause it to be considered an "industrial establishment" under ISRA, or otherwise subject the Premises to the requirements of compliance with ISRA.

37.2. Tenant hereby agrees to execute such documents as Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA; and without limiting the generality of the foregoing will provide Landlord within ten (10) business days of Landlord's request for the same, an affidavit in support of a request for a nonapplicability letter by Landlord in the form required under ISRA. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant's use of the Premises other than for the Permitted Use, including, but not limited to, state agency fees, engineering fees, cleanup costs, filing fees, and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate Governmental Authority upon the "closure, termination or transfer" of Tenant's operations at the Premises. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Premises and shall also survive sale, or lease or assignment of the Premises by Landlord. Tenant shall immediately provide Landlord with copies of all written correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance with the New Jersey Department of Environmental Protection's ("DEP") requirements under ISRA as they are issued or received by the Tenant.

37.3. Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit or suffer to be present on or about the Premises, Building or Real Property any "Hazardous Material" except for those commonly used for the Permitted Use in compliance with applicable laws. As used herein, Hazardous Material shall be defined as any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the New Jersey Industrial Site Remediation Act, as amended, (N.J.1.Ten.S.A. 13:1K-6 et seq.), the New Jersey Spill Compensation and Control Act, as amended, (N.J.S.A. 58:10-23.11b, et seq.), any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection.

37.4. If Tenant breaches the obligations stated in this Paragraph 36, or if the presence of Hazardous Material on the Premises, the Building or the Real Property caused or permitted by Tenant results in contamination by Hazardous Material of the Premises, the Building, or the Real Property, Tenant shall "indemnify" Landlord from any and all "claims" arising out of such events including, without limitation, diminution in value of the Premises, the Building, or the Real Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Building, or the Real Property, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorney's fees, consultant fees and expert fees, which arise during or after the Term. This indemnification of Landlord by Tenant also includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remediation, removal, or restoration work required by any federal, state or local governmental agency or political subdivision.

37.5. Without limiting the foregoing, if Tenant is responsible pursuant to the terms hereof for the presence of any Hazardous Material on the Premises, the Building, or the Real Property, then at Landlord's election Tenant either shall promptly take all actions at its sole cost and expense as are necessary to return the Premises, the Building and the Real Property to the condition existing prior to the introduction of any such Hazardous Material to the Premises, the Building and/or the Real Property with contractors approved by Landlord, or Tenant shall not take such actions, but shall be solely responsible for the cost and expense of such actions as undertaken or directed by Landlord.

38. **Miscellaneous.**

38.1. Entire Agreement. This Lease contains the entire agreement between the parties, and any attempt hereafter made to change, modify, discharge or effect an abandonment of it in whole or in part shall be void and ineffective unless in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

38.2. Waiver. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim, injury or damage, or any emergency or statutory remedy. In any action or proceeding by Landlord for eviction, Tenant waives the right to interpose any counterclaim in such eviction action.

38.3. Force Majeure. Landlord shall not be deemed in default with respect to its failure to perform any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, if such failure is due in whole or in part to any strike, lockout, labor dispute (whether legal or illegal), civil disorder, inability to procure materials, failure of power, conditions of supply and demand, restrictive governmental laws and regulations, governmental preemption in connection with a national emergency, riots, insurrections, war or other emergency, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant's agents, employees, guests or invitees), acts of other tenants or occupants of the Building, or any other cause beyond the reasonable control of Landlord. In such event, the time for performance by Landlord shall be extended by an amount of time equal to the period of the delay so caused. In any such event Tenant's obligation to pay Basic Rent and Additional Rent and otherwise perform hereunder shall in no way be affected, impaired or excused except as otherwise set forth herein.

38.4. Broker. Each of Landlord and Tenant represents to the other that it has not dealt with any real estate broker in connection with this Lease, other than as specified in Item G of the Basic Lease Provisions, and each hereby indemnifies and agrees to hold the other harmless of and from any and all claims, liabilities, costs or damages, including reasonable legal fees and costs, which the other may sustain or incur as a result of a breach of this representation.

38.5. Separability. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

38.6. Interpretation.

38.6.1.1. Whenever in this Lease any words of obligation or duty are used, such words shall have the same force and effect as though made in the form of covenants.

38.6.1.2. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, when the sense requires.

38.6.1.3. All pronouns and any variations thereof shall be deemed to refer to the neuter, masculine, feminine, singular or plural as the identity of Tenant requires.

38.6.1.4. This Lease shall be deemed to have been drafted by both Landlord and Tenant, each of whom has been represented by counsel or has had the opportunity to be so represented, and shall not be construed "against" either party as the draftsman thereof. Each provision hereof shall be deemed both a covenant and a condition and shall run with the land.

38.6.1.5. Tenant agrees that all of Tenant's covenants and agreements herein contained providing for the payment of money and Tenant's covenants to remove mechanics' liens shall be deemed conditions as well as covenants, and that if default be made in any such covenants, Landlord shall have all of the rights provided for herein.

38.6.1.6. The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

38.6.1.7. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant, and their respective successors and assigns, except as otherwise expressly provided herein.

38.6.1.8. This Lease shall be construed in accordance with the laws of the State of New Jersey.

38.7. <u>No Recordation</u>.

38.7.1. Tenant shall not record this Lease or a memorandum hereof.

38.8. Relocation of Tenant.

38.8.1 Landlord shall have the right, upon giving to Tenant thirty (30) days' prior written notice, to relocate Tenant by substituting for the Premises described herein comparable space in the Building containing approximately as much area as that contained in the Premises. Such substituted space shall be improved by Landlord, at its expense, with finished improvements comparable in quantity and quality to those made in the Premises. Landlord shall pay all reasonable moving expenses incurred by Tenant in connection with such relocation. Following any such move, Landlord and Tenant shall amend this Lease to change the description of the Premises and any other matter which may pertain thereto.

38.8.2 For purposes of this paragraph, comparable space shall mean space which is no smaller than the original Premises, which will accommodate Tenant's present number of offices and support areas, is in good condition, has been newly repainted with colors of Tenant's selection and which contains improvements of equal quality to those in place in the original Premises. All such improvements shall be completed before the relocation date designated by Landlord.

38.8.3 Notwithstanding anything to the contrary contained herein, Landlord shall not require Tenant to relocate: a) unless a larger Tenant comes into the Building; b) during the first year of its occupany; and c) more than once during the initial term of the lease; d) more than once during any renewal term. If Landlord exercises its right to relocate Tenant, it shall move Tenant over a weekend.

38.9. <u>No Partnership</u>. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

38.10. Authority. Landlord and Tenant hereby covenant each for itself that each has full right, power and authority to enter into this Lease upon the terms and conditions set forth herein. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the jurisdiction in which the Building is located, that the corporation has full right and authority to enter this Lease, and that each of the persons signing on behalf of the corporation was authorized to do so.

38.11. Examination of Lease. Submission of this Lease to Tenant shall not constitute reservation of or option to lease, and the same shall not be effective as a lease or otherwise

bind Landlord in any way whatsoever unless and until the same has been fully executed and delivered by both Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on the day and year first herein above written.

LANDLORD: .

By: ______________________

TENANT:

ALTEON, INC.

By: ______________________

EXHIBIT A

The Premises



NEW DEMISING PARTITION WALL
NEW PASSAGE
NEW OFFICE
NEW PARTITION
NEW DEMISING PARTITION WALL
NEW CLOSET
OPEN
HVAC SHAFT
MEN'S TOILET
OFFICE
KITCHEN
NEW PARTITION
RECEPTION
NEW OFFICE
OFFICE
REMOVED PARTITIONS
STORAGE
CUBICLE
UTILITY ROOM
WOMEN'S TOILET
OFFICE
CUBICLE
STORAGE
UPDATE DOOR HARDWARE TO BE LOCKABLE
LOBBY #1
XEROX
BATH
OFFICE
IT
SMALLER OFFICE
OFFICE
CUBICLE
CUBICLE
NEW PARTITION
4
3
2
1

ALTEON

221 WEST GRAND AVENUE
MONTVALE, NEW JERSEY
2ND FLOOR

11-14-06

EXHIBIT B

Landlord's Work in the Premises

Landlord shall supply a turnkey installation using building standard materials based upon a mutually acceptable space plan.

EXHIBIT C

Rules and Regulations

1. Tenant shall not (a) obstruct or permit its Occupants to obstruct, in any way, the sidewalks, entry passages, corridors, exit doorways, halls, stairways or elevators of the Building, or use the same in any way other than as a means of passage to and from the offices of Tenant; (b) bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; (c) make or permit any improper noises in the Building; (d) smoke in any elevator; throw substances of any kind out of windows or doors, or down the passages of the Building, or in the halls or passageways; (e) sit on or place anything upon the window sills; (f) clean the windows; or (g) place mats, trash or other objects in the Building's hallways.

2. Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspapers or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENT OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON, OR BEHIND ANY WINDOWS OR IN ANY PUBLIC AREA.

4. No contract of any kind with any supplier of towels, shoe services, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning or repair of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building without the prior written consent of Landlord.

5. Tenant shall not employ any person or persons for the purpose of cleaning the Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Landlord shall not be responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to the property of Tenant by janitors, cleaning company employees, contractors, or by any other person or any other cause.

6. When electric wiring of any kind is introduced, it must be connected as directed by Landlord and shall be done only by contractors approved by Landlord. No stringing or cutting of wires will be allowed except with the prior written consent of Landlord. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be approved by Landlord.

7. Tenant must submit to Landlord in writing a description of the weight, size and position of all safes and other bulky or heavy equipment and all freight which Tenant proposes to bring into the Building; and including the time of moving the same in and out of the Building. Tenant shall not bring such items into the building until receiving Landlord's written consent. Once such Landlord consent is received, all such moving shall be done under the strict supervision of Landlord or Landlord's property manager. Landlord will not be responsible for loss or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be designated by Landlord. Landlord reserves the right to inspect all freight brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations.

8. No machinery of any kind or articles of unusual weight or size will be allowed in the Building without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense, in settings sufficient (including proper floor load), in Landlord's judgment, to absorb and prevent vibration, noise and annoyance to other tenants.

9. No additional lock or locks or alarm systems shall be placed by Tenant on any door in the Building without the prior written consent of Landlord, and Landlord shall be furnished copies of all keys, swipe cards, codes and similar items, such that Landlord may have access to and within the Premises. All doors leading to the Building's hallways shall be kept closed at all times except as they are being used for ingress or egress. If Landlord desires to enter the

Premises due to an emergency or otherwise in accordance with the terms of the Lease and Tenant has not complied with the provisions of this paragraph, Landlord may use such force as is necessary to gain entrance and Tenant shall be solely responsible for any and all damage caused by Landlord in gaining entry, such amounts being payable on demand.

10. No bicycles, vehicles (except wheelchairs) or animals of any kind shall be brought into or kept in or about the Premises.

11. The requirements of Tenant will be attended to only upon application at the office of Landlord or Landlord's property manager. Employees of Landlord or Landlord's property manager will not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from Landlord.

12. The Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited.

13. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises.

14. Tenant will be entitled to access to the Building by master key or electronic key during non-Business Hours. Tenant shall be entitled to one such key per 1,000 square feet of leased space. In addition, Landlord shall furnish Tenant with 2 keys to the front door of the Premises and, where applicable, 2 keys to each of the mens' room and the ladies' room. Extra keys or cards, or modifications to the electronic key's programming, shall be furnished by Landlord at its discretion and at Landlord's building standard charges therefor. All keys and scanner cards shall be returned to Landlord on or before the Expiration Date or earlier termination of this Lease and, in the event of a loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

15. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. All blinds must be of a quality, type, design and color, and attached in a manner approved by, Landlord, and shall be maintained by Tenant.

16. Canvassing, soliciting and peddling on the Real Property or in the Building are prohibited, and Tenant shall cooperate to prevent the same.

17. There shall not be used in the Premises or in the Building either by Tenant or by others in the delivery or receipt of merchandise, supplies or equipment, any hand trucks except those equipped with rubber tires and side guards. No hand trucks will be allowed in passenger elevators. Tenant shall be responsible for any loss or damage resulting from any deliveries to Tenant in the Building. All deliveries of bulky items (as to which Landlord shall be the sole judge, in its discretion) shall be made solely upon notice to Landlord and following proper protection of the Building and its elements, which protection shall be installed at Tenant's sole cost and expense.

18. Each tenant, before closing and leaving the Premises, shall ensure that all windows are closed and all entrance doors closed and locked.

19. No animals of any kind shall be allowed in the Building except for working dogs.

20. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

21. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved for Landlord's purposes in operating the Building: (a) the exclusive right to the use of the name of the Building for all purposes, for Landlord or anyone Landlord might designate, except that Tenant may use the name as its business address and for no other purpose; (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing; (c) the right to

install and maintain a sign or signs on the exterior of the Building; (d) the exclusive right to use or dispose of the use of the roof of the Building; (e) the right to grant to anyone the right to conduct any particular business or undertaking in the Building; and (f) the right to designate the Building entrances.

22. Tenant shall list all articles to be taken from the Building (other than those taken out in the usual course of business of Tenant) on Tenant's letterhead. Such list shall be presented at the office of the Building's property manager for approval before such articles are taken from the Building.

23. Tenant shall not use the Premises or permit the Premises to be used for the sale of food or beverages.

24. Violation of any of these rules or any amendments thereof or additions thereto may be considered a default under this lease and shall be sufficient cause for termination of the Lease, at the option of Landlord.